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                                                                    Exhibit 23.3


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS



         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Evaluation of Various Atlas Partnerships, Effective December 31, 2004, Job 04.817," for use in the Registration Statement and any supplements thereto, included post-effective amendments, for Atlas America Public #14-2004 Program, and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.


                                                     Wright & Company, Inc.



                                                     /s/ D. Randall Wright
                                                     ---------------------------
                                                     D. Randall Wright
                                                     President

Wright & Company, Inc.
Brentwood, TN
April 19, 2005